UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0205520
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01. Regulation FD Disclosure.

North Carolina’s Coal Ash Management Act of 2014 (the “CAMA”) established requirements regarding the closure of existing ash impoundments and requires the North Carolina Department of Environmental Quality (“NCDEQ”) to risk rank North Carolina’s ash basins, determining the timeline and closure options, and ultimately the cost of the work. Under CAMA, basins designated as low risk can be closed in a variety of ways, including cap-in-place, by the end of 2029, while basins designated as intermediate or high risk must be excavated by the end of 2024 and 2019, respectively. CAMA deemed eight ash basins at four Duke Energy facilities to be high priority, requiring closure no later than the end of 2019, with a potential extension for closure of the Asheville basins until 2022. Classifications for the remaining basins are to be made by NCDEQ and approved by the Coal Ash Management Commission (the “Commission”).

In January 2016, NCDEQ published its draft risk classifications for the North Carolina ash basins of Duke Energy Carolinas, LLC and Duke Energy Progress, LLC (collectively “Duke Energy”) that were not specifically delineated by CAMA as high priority. NCDEQ categorized 12 basins as intermediate risk and four basins as low risk. NCDEQ also categorized nine basins as “low-to-intermediate” risk, thereby not assigning a proposed risk ranking at that time.

On May 18, 2016, NCDEQ issued its proposed risk classifications on Duke Energy’s North Carolina ash basins. The NCDEQ also asked the North Carolina General Assembly to revise CAMA to allow the reconsideration of its classifications based on repairs currently being made to some of the basins that have the potential to change the risk ranking of the basins.

Facility	Basin	Original Draft Proposed Risk Classification	Proposed Risk Classification
Allen Steam Station	Active Ash Basin	Low to Intermediate	Intermediate
Allen Steam Station	Retired Ash Basin	Low to Intermediate	Intermediate
Asheville Steam Station	1964 Ash Basin		High*
Asheville Steam Station	1982 Ash Basin		High*
Belews Creek Steam Station	Active Ash Basin	Low to Intermediate	Intermediate
Buck Combined Cycle Station	Ash Basin 1	Low to Intermediate	Intermediate
Buck Combined Cycle Station	Ash Basin 2	Low to Intermediate	Intermediate
Buck Combined Cycle Station	Ash Basin 3	Low to Intermediate	Intermediate
Cape Fear Steam Electric Plant	1956 Ash Pond	Intermediate	Intermediate
Cape Fear Steam Electric Plant	1963 Ash Pond	Intermediate	Intermediate
Cape Fear Steam Electric Plant	1970 Ash Pond	Intermediate	Intermediate
Cape Fear Steam Electric Plant	1978 Ash Pond	Intermediate	Intermediate
Cape Fear Steam Electric Plant	1985 Ash Pond	Intermediate	Intermediate
Dan River Combined Cycle Station	Primary Ash Basin		High*
Dan River Combined Cycle Station	Secondary Ash Basin		High*
H.F. Lee Energy Complex	Active Ash Pond	Intermediate	Intermediate
H.F. Lee Energy Complex	Polishing Pond	Intermediate	Intermediate
H.F. Lee Energy Complex	Ash Pond #1	Intermediate	Intermediate
H.F. Lee Energy Complex	Ash Pond #2	Intermediate	Intermediate
H.F. Lee Energy Complex	Ash Pond #3	Intermediate	Intermediate
James E. Rogers Energy Complex (formerly Cliffside Steam Station)	Active Ash Basin	Low to Intermediate	Intermediate
James E. Rogers Energy Complex (formerly Cliffside Steam Station)	Retired Unit 1-4 Basin	Low	Intermediate
James E. Rogers Energy Complex (formerly Cliffside Steam Station)	Retired Unit 5 Basin	Low	Intermediate
Marshall Steam Station	Ash Basin	Low to Intermediate	Intermediate
Mayo Steam Electric Plant	Ash Pond	Low	Intermediate
Riverbend Steam Station	Primary Ash Basin		High*
Riverbend Steam Station	Secondary Ash Basin		High*
Roxboro Steam Electric Plant	Unnamed Eastern Extension Impoundment	Intermediate	Intermediate
Roxboro Steam Electric Plant	East Ash Pond	Low to Intermediate	Intermediate
Roxboro Steam Electric Plant	West Ash Pond	Low	Intermediate
L.V. Sutton Energy Complex	1971 Ash Pond		High*
L.V. Sutton Energy Complex	1984 Ash Pond		High*
W.H. Weatherspoon Power Plant	Ash Pond	Intermediate	Intermediate
* Legislated risk classification

Per CAMA, the proposed risk classifications are subject to adjustment and approval by the Commission but may be deemed approved if the Commission fails to act within 60 days. In March 2016, the Commission was disbanded by the Governor of North Carolina based on a North Carolina Supreme Court ruling regarding the constitutionality of the appointment procedure for the body. Duke Energy is evaluating next steps.

Estimated asset retirement obligations (“ARO”) have been recognized based on the assigned risk categories or, if not assigned, based on a probability weighting of potential closure methods. As of March 31, 2016, Duke Energy recognized ARO of approximately $4 billion for closure of the North Carolina ash basins under CAMA and the U.S. Environmental Protection Agency’s Coal Combustion Residuals Rule. If the proposed risk classifications made by NCDEQ on May 18, 2016 are upheld, the cost of compliance and, therefore, the ARO would significantly increase. Duke Energy will continue to reassess its estimated ARO related to CAMA. Cost recovery for basin closure expenditures will be pursued through the customary ratemaking process with federal and state utility commissions, which permit recovery of necessary and prudently incurred costs associated with Duke Energy’s regulated operations.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 18, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: May 18, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

DUKE ENERGY PROGRESS, LLC

Date: May 18, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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